Exhibit 99.2
                    IN THE UNITED STATES DISTRICT COURT

                        FOR THE DISTRICT OF ARIZONA

TRW Inc.,                          )    No. CIV 94-0350 PHX PGR
                                   )
     Plaintiff/Counterdefendant    )    SPECIAL VERDICT FORM
                                   )
vs.                                )
                                   )
TALLEY INDUSTRIES, INC., TALLEY    )
DEFENSE SYSTEMS, INC., TALLEY      )
AUTOMOTIVE PRODUCTS, INC., TALLEY  )
MANUFACTURING AND TECHNOLOGY, INC.,)
TALLEY TECHNOLOGY, INC., and       )
UNIVERSAL PROPULSION COMPANY, INC.,)
                                   )
     Defendants/Counterclaimants.  )
                                   )
                                   )
AND RELATED COUNTERCLAIMS AND      )
INTERPLEADER                       )
                                   )


1.   Did TRW anticipatorily breach the License?

       X   YES            NO

Please proceed to Question No. 2.

2. Did TRW breach the implied covenant of good faith and fair dealing when it terminated the License?

           YES        X   NO

Please proceed to Question No. 3.

3. Was TRW obligated under the terms of the License to pay royalties to Talley on sales of augment and hybrid inflators?

           YES        X   NO


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If you answered "Yes" to Question No. 1 or Question No. 2 or both, please proceed to Questions No. 4 and 5.

4. What amount of money will fully and fairly compensate Talley for the royalties it is entitled to receive? (In determining this amount, you should refer to the measure of damages the Court has set forth in the Instructions.)

                    $   138,000,000

5. Did Talley suffer any damages in addition to the loss of the royalties from TRW's termination of the License and, if so, in what amount?

           YES        X   NO

                    $
          (if the answer to Question No. 5 if "Yes")



Dated:  June 6, 1995


                              Stephen Simpson
                              Foreperson

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